Exhibit 10.5

NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND THIS WARRANT AND ANY SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

GreenMan Technologies, Inc.

COMMON STOCK PURCHASE WARRANT

November _____

GreenMan Technologies, Inc., a Delaware corporation with a principal place of business of 7 Kimball Lane Building A, Lynnfield, Massachusetts 01940 (the “Company”), hereby certifies that, subject to the terms and conditions set forth herein, ________or his permitted assigns (the “Holder”), is entitled to purchase an aggregate of up to ___ shares (the “Warrant Shares”) of the Company’s Common Stock, $.01 par value per share (“Common Stock”), at the Exercise Price (as defined below) at any time or from time to time prior to 5:00 p.m. (Boston, Massachusetts time), on _____(the “Expiration Date”).

1.       Exercise of Warrant.

(a)       Exercise Price. The price per share of Common Stock for which this Warrant is exercisable (as adjusted pursuant to the terms of this Warrant, the “Exercise Price”) is $.___ per share.

(b)       Vesting of Right to Exercise.         This Warrant is immediately exercisable and may be exercised in whole or in part by the Holder at any time from the date hereof until the Expiration Date.

(c)       Mechanics of Exercise. This Warrant may be exercised by the Holder by surrender to the Company of this Warrant, with the attached form of notice of exercise duly executed by such Holder, accompanied by payment, (i) by certified or bank check payable to the order of the Company, (ii) by wire transfer to the Company’s account or (iii) by means of a cashless exercise pursuant to Section 1(e), in an amount equal to the aggregate Exercise Price payable hereunder for the number of Warrant Shares for which this Warrant is being exercised.

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(d)       Warrant Agent. In the event that a bank or trust company is appointed as trustee for the Holder of this Warrant pursuant to Section 3(c) hereof, such bank or trust company will have all the powers and duties of a warrant agent appointed pursuant to Section 8 hereof and will accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, upon exercise of this Warrant.

(e)       Net Issue Exercise. In lieu of exercising the Warrant in the manner provided in Section 1(c), above, the Holder may elect to receive shares equal to the value of the Warrant Shares by submitting the attached form of notice of exercise duly executed by such Holder, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A - B) A
Where	X =	The number of Warrant Shares to be issued to the Holder.

	Y =	The number of Warrant Shares purchasable under the Warrant (at the date of such calculation).

	A =	The average of the closing bid prices of the Company’s Common Stock, as calculated by the OTCQB marketplace operated by OTC Markets, Inc. (or a registered national securities exchange), on the five (5) Trading Days (as defined below) preceding the date of such election.

	B =	The Exercise Price (as adjusted to the date of such calculation).

As used herein, Trading Days shall mean (a) a day on which the Common Stock is traded on the OTCQB marketplace operated by OTC Markets Inc. or a registered national securities exchange, or (b) if the Common Stock is not traded on the OTCQB or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or required by law or other government action to close.

2.       Delivery of Certificates; Fractional Shares.

(a)       Delivery of Certificates. As soon as is practicable after any exercise of this Warrant, the Company, at its own expense will cause to be issued in the name of, and delivered to, the registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, one or more certificates representing the number of Warrant Shares to which such Holder is entitled in respect of such exercise, together, in the case of any partial exercise, with a new Warrant representing the unexercised portion hereof.

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(b)       Fractional Shares. No fractional shares will be issued upon the exercise of this Warrant. If a fraction of a share would otherwise be issuable upon exercise of this Warrant, the Company will round down the number of shares to be issued to the next whole share.

3.       Adjustment for Reorganizations, Consolidations, Mergers, Etc.

(a)       Adjustments for Certain Reorganizations. In case at any time or from time to time prior to the exercise of this Warrant, the Company effects a capital reorganization, reclassification or recapitalization, then in each such case, the registered Holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, reclassification or recapitalization, as the case may be, will receive, in lieu of the shares of Common Stock issuable upon such exercise before such consummation or effective date, the other securities, cash, and/or property to which such Holder would have been entitled upon such consummation or in connection with such reorganization, reclassification or recapitalization, as the case may be, if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein. When any adjustment is required to be made pursuant to this Section 3(a), the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(b)       Assumption of Warrant in Connection with Certain Acquisitions. If, upon the closing of any (i) consolidation of the Company with, or merger of the Company with or into, any other entity or (ii) transfer by the Company of all or substantially all of its properties or assets to any other entity, the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for such transaction and subsequent closing, all subject to further adjustment thereafter as provided herein. When any adjustment is required to be made pursuant to this Section 3(b), the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment. The Company shall use reasonable efforts to cause the successor entity to assume the obligations of this Warrant. If upon the closing of any such transaction the successor entity does not assume the obligations of this Warrant and the Holder has not otherwise exercised this Warrant in full, then this Warrant shall be deemed to have been automatically exercised pursuant to Section 1(e), above, and thereafter the Holder shall participate in such transaction on the same terms as other holders of the Company’s Common Stock.

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(c)       Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company, the Company, prior to such dissolution, will, at its expense, deliver or cause to be delivered the securities, property, and/or cash receivable by the registered Holder of this Warrant after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company, as trustee for the registered Holder of this Warrant.

(d)       Continuation of Terms. Upon any transaction referred to in Sections 3(a) or (b), and except as otherwise provided in the last sentence of Section 3(b), this Warrant will continue in full force and effect and the terms hereof will be applicable to the securities, cash, and/or property receivable upon the exercise of this Warrant after or simultaneously with such transaction.

(e)       Subdivisions or Combination of Shares of Common Stock. If the Company, at any time after this Warrant becomes exercisable for shares of Common Stock but before this Warrant is exercised in full or expires, shall subdivide or combine its Common Stock, the number of shares of Common Stock issuable upon any subsequent exercise hereof shall automatically be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price shall automatically be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

4.       No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock upon exercise of this Warrant from time to time, and (iii) will not transfer all or substantially all of its properties and assets to any other person or entity or consolidate into or merge with or into any other person or entity (if the Company is not the surviving entity), unless such other person or entity expressly agrees in writing (naming the registered Holder hereof, as such, as an intended third-party beneficiary) to assume and satisfy all of the Company's obligations under this Warrant. For purposes of the foregoing and for Section 6, in no event shall the sale or other transfer of all or any portion of the Company’s Green Tech Products business (whether by merger, sale of stock, sale of assets or otherwise) be deemed to be a sale or transfer of substantially all of the Company’s assets.

5.       Transfers.

(a)       Unregistered Security. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares, as the case may be, and registration or qualification of this Warrant or such Warrant Shares, as the case may be, under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

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(b)       Lock-Up. The Holder covenants and agrees that it shall not, prior to the end of the sixth month after the date of the issuance of this Warrant (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Warrant Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Warrant Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise (including, without limitation, “short sales”). Each certificate or other instrument representing Warrant Shares shall bear a legend substantially to the foregoing effect.

(c)       Transfer of Warrant. Neither this Warrant, nor any rights of the Holder hereunder, may be transferred or assigned, whether by operation of law or otherwise, without prior notice in writing to the Company. The Company may condition any such transfer or assignment on the prior receipt from the proposed transferee or assignee of a written representation that such transferee or assignee is an “accredited investor,” as such term is defined in Regulation D as promulgated under the Securities Act and the written agreement that such transferee or assignee will bound by all of the terms of this Warrant, including without limitation Section 5(b), above. Any such transfer or assignment, or attempted transfer or assignment, in violation of this Warrant shall be null and void.

(d)       Warrant Register. The Company will maintain a register containing the names and address of the Holder of the Warrant. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

6.       Notices of Record Date, Etc. In the event from time to time of any proposed or contemplated:

       (i)       taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

       (ii)       capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other person or entity; or

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       (iii)       voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, and in each such event, the Company will mail or cause to be mailed to the registered Holder of this Warrant a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right, or (y) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of any class or series of the Company's capital stock or other securities will be entitled to exchange such stock or other securities for other securities, cash, and/or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation, or winding-up. Such notice will be mailed at least ten (10) days prior to the earliest date specified in such notice on which any such action or transaction is to be taken or consummated.

7.       Reservation of Securities Issuable on Exercise of Warrant. The Company at all times will reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the quality and quantity of securities sufficient to effect the exercise of all of the Warrant Shares under this Warrant. If at any time the Company does not have sufficient authorized securities to comply with the foregoing sentence, the Company promptly will take all steps (including without limitation amending its Certificate of Incorporation) necessary to provide the quality and quantity of securities sufficient to effect the exercise in full of this Warrant.

8.       Warrant Agent. The Company may, by written notice to the registered Holder of this Warrant, appoint an agent for the purpose of issuing securities upon exercise of this Warrant, exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange, or replacement, as the case may be, will be made at such office by such agent.

9.       Termination. This Warrant shall terminate upon the Expiration Date.

10.       Exchange of Warrants. Upon the surrender by the Holder of this Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11.       Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

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12.       No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13.       Captions. The captions of sections or subsections of this Warrant are for reference only and will not affect the interpretation or construction of this Warrant.

14.       Equitable Relief. The Company hereby acknowledges that any breach by it of its obligations under this Warrant would cause substantial and irreparable damage to the registered Holder hereof, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that, in addition to any other rights and remedies to which the registered Holder hereof may be entitled in respect of any breach of such obligations, such Holder will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

15.       Amendments; Waivers. Any of the terms and conditions of this Warrant may be changed or amended, and any right of the Holder of this Warrant may be waived, with the written consent of the Company and the Holder.

16.       Reservation of Rights. No failure or other delay by the registered Holder hereof exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

17.       Governing Law; Venue; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly therein. The Company and the Holder hereby irrevocably waive any right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Warrant.

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       IN WITNESS WHEREOF, the Company has executed and delivered this Warrant, under seal, on the day and year first above written.

GREENMAN TECHNOLOGIES, INC.

By:______________________________

Charles E. Coppa

Chief Financial Officer

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GreenMan Technologies, Inc.

COMMON STOCK PURCHASE WARRANT

(Warrant ___________________)

Notice of Exercise

1.       The undersigned hereby elects to purchase ___________ shares of Common Stock of GreenMan Technologies, Inc. (the “Company”) pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”).

2.        Please check the appropriate box:

☐	The undersigned tenders herewith payment in full of the purchase price of such shares, in accordance with Section 1(c) of the Warrant.

☐	The undersigned hereby elects to exercise this Warrant on a cashless basis pursuant to Section 1(e) of the Warrant, and hereby surrenders the right to receive _______ shares of Common Stock in connection with this exercise.

3.       In connection therewith, the undersigned hereby represents and warrants to the Company that it is an “accredited investor,” as such term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended.

4.       Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Signature)
(Address) ___________________________
___________________________

(Taxpayer Identification Number or
Social Security Number)

Date: ______________

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